PROVENTION BIO, INC.

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of April 25, 2017, by and among PROVENTION BIO, INC., a Delaware corporation (the “Company”), and certain holders of the Company’s Series A Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) listed on the Schedule of Investors attached as Schedule A hereto (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 11.8 or 11.9 below, the “Investors”), and those certain holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) listed on the Schedule of Key Holders attached as Schedule B hereto (together with any subsequent shareholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 11.8 or 11.9 below, the “Key Holders”). Each of the Investors and the Key Holders are individually referred to herein as a “Shareholder” and are collectively referred to herein as the “Shareholders”. Each of the Shareholders and the Company are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

RECITALS

WHEREAS, the Company and the Investors have entered into a Securities Purchase Agreement, dated April 25, 2017 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase, up to [●] shares of the Company’s Preferred Stock;

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby, the Investors have required that the Shareholders agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all of the shares of Preferred Stock and/or Common Stock now owned and which may hereafter be acquired by the Shareholder and any other securities, if any, which the Shareholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of shareholders of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Agreement to Vote. Each Shareholder hereby agrees on behalf of itself and any permitted transferee or assignee of any shares of Preferred Stock and/or Common Stock held by such Shareholder, to hold all of such shares Preferred Stock, Common Stock and any other securities of the Company subsequently acquired by such Shareholder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Shares”) subject to, and to vote the Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement.

2.       Voting Provisions Relating to the Board.

2.1       Board Size. Each Shareholder shall vote, or cause to be voted, at a regular or special meeting of shareholders (or by written consent) all Shares owned by such Shareholder (or as to which such Shareholder has voting power) to ensure that the size of the Board shall be set and remain at five (5) directors.

2.2       Election of Directors.

(a)       In any election of the members of the Board (each member a “Director” and collectively, the “Directors”), the Shareholders agree to vote, or cause to be voted, at any regular or special meeting of shareholders (or by written consent) all Shares then owned by such Shareholder (or as to which such Shareholder then has voting control) to elect the following individuals as Directors on the Board:

(i)       Subject to Subsection 2.2(d), one individual to be designated by Johnson & Johnson Innovation - JJDC, Inc. (“JJDC”), who shall initially be Francisco Leon;

(ii)       one individual to be designated jointly by Ashleigh Palmer and Francisco Leon (together, the “Founders”), who shall initially be Ashleigh Palmer;

(iii)       two individuals to be designated by MDB Capital Group, LLC (“MDB”), who shall initially be Cameron Gray and Anthony DiGiandomenico; and

(iv)       one individual not otherwise an Affiliate (as defined below) of the Company or any Shareholder who is mutually acceptable to the Founders, JJDC and MDB.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)       In the absence of any nomination from the Persons with the right to designate a Director as specified above, the Director or Directors previously nominated by such Persons and then serving shall be reelected if still eligible to serve as provided herein.

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(c)       To the extent that the application of Subsection 2.2(a) above shall result in the designation of less than all of the authorized Directors, then any remaining vacancies shall be filled by individuals nominated and elected by the shareholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

(d)       Notwithstanding anything to the contrary set forth in Subsection 2.2(a)(i), during the period commencing on the date of this Agreement and ending immediately following the closing of a Qualified Equity Financing (as defined below), the Director designated by JJDC pursuant to Subsection 2.2(a)(i) shall be an individual not otherwise an Affiliate of JJDC nor a current or former employee of JJDC.

A “Qualified Equity Financing” shall mean the Company’s first equity financing completed after the date hereof pursuant to which the Company sells shares of its capital stock, to one or more investors, for an aggregate amount of gross cash proceeds that, when added to the aggregate cash proceeds received by the Company in connection with all other equity financings completed after the date hereof, exceeds $5,000,000.

2.3       Removal; Vacancies. Any Director appointed to the Board pursuant to Subsection 2.2(a) above may be removed from the Board only upon the vote or written consent of the Shareholder(s) (or other Persons) entitled to designate such Director. Any vacancy created by the resignation, removal or death of a Director elected pursuant to Subsection 2.2 above shall be filled pursuant to the provisions of Subsection 2.2.

2.4       Further Actions. All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees, at the request of any party entitled to designate Directors, to call a special meeting of stockholders for the purpose of electing Directors.

2.5       No Liability for Election of Recommended Directors. Other that as set forth in Subsection 2.6 below, no Shareholder, nor any Affiliate, officer, director, shareholder, partner, employee or agent of any such Shareholder, makes any representation or warranty as to the fitness or competence of the designee of such Shareholder hereunder to serve as a Director by virtue of such Shareholder’s execution of this Agreement or by the act of such Shareholder in voting for such designee pursuant to this Agreement. No Shareholder, nor any Affiliate, officer, director, shareholder, partner, employee or agent of any such Shareholder, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.6       No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a Director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a Director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any Director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

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3.       Drag Along Right.

3.1       Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from shareholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or (b) a transaction that qualifies as a “Liquidation Event” as defined in the Certificate of Incorporation.

3.2       Actions to be Taken. In the event that the Board and the holders of a majority of the then outstanding shares of Preferred Stock (the “Requisite Parties”) approve a Sale of the Company, then each Shareholder, with respect to all Shares which it own(s) or over which it otherwise exercises voting or dispositive authority, hereby agrees:

(a)       in the event such Sale of the Company is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company, to be present, in person or by proxy, as a holder of Shares, at such meeting and be counted for the purposes of determining the presence of a quorum at such meetings and to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and to adopt, such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)       to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(c)       to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Requisite Parties;

(d)       if the Sale of the Company is structured as a Stock Sale, to sell the same proportion of his, her or its Shares as is being sold by the Requisite Parties, and, except as permitted in Subsection 3.3 below, on the same terms and conditions as the Requisite Parties;

(e)       not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Shareholder or Affiliate in a voting trust or subject any such Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company; and

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(f)       if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Shareholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

3.3       Exceptions. Notwithstanding the foregoing, a Shareholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)       any representations and warranties to be made by such Shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shareholder’s Shares, including, without limitation, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquiror and are enforceable against the Shareholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such Shareholder is subject or bound;

(b)       the Shareholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company;

(c)       the liability for indemnification, if any, of such Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person, and is pro rata in proportion to the amount of consideration paid to such Shareholder in connection with such Proposed Sale (in accordance with the provisions of the Certificate of Incorporation);

(d)       liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder;

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(e)       upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of a majority of Preferred Stock elect otherwise by written notice given to the Company at least thirty (30) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event (assuming for this purpose that the Proposed Sale is a Liquidation Event) in accordance with the Certificate of Incorporation in effect immediately prior to the Proposed Sale; and

(f)       subject to Subsection 3.3(e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option; provided, however, that nothing in this Subsection 3.3(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

4.       Transfer of Voting Rights by JJDC. Concurrently with the execution of this Agreement, JJDC has executed and delivered an Irrevocable Voting Proxy and Power of Attorney, dated the date hereof, pursuant to which it has assigned its voting rights with respect to its Shares to the Company’s Chief Executive Officer, subject to the terms, conditions and limitations set forth therein.

5.       Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

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6.       Bad Actor Representations and Covenants. Each Shareholder hereby represents and warrants to the Company that such Shareholder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated under the Securities Act, which are excerpted in their current form on Exhibit B. Each Shareholder covenants to provide immediate written notice to the Company in the event such Shareholder is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated under the Securities Act, as may be amended from time to time. Each Shareholder covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated under the Securities Act, as may be amended from time to time.

7.       Vote to Increase Authorized Common Stock. Each Shareholder agrees to vote or cause to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

8.       Covenant of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

9.       Remedies.

9.1       Grant of Proxy and Power of Attorney; No Conflicting Agreements. Each Shareholder hereby constitutes and appoints as the proxies of such Shareholder, and hereby grants a power of attorney, to (a) the President of the Company and (b) a shareholder or other Person designated by the Board, and each of them, with full power and substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and to vote, if and only if such Shareholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder’s Shares in the manner provided in Sections 2 and 3 hereof, and hereby authorizes each of them to take any action necessary to give effect to the provisions contained in Sections 2 and 3 hereof. Each of the proxy and power of attorney granted in this Subsection 9.1 is given in consideration of the agreements and covenants of the Parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 9 is amended to remove such grant of proxy and power of attorney in accordance with Subsection 11.5 hereof. Except as set forth in Section 4 above, each Shareholder hereby revokes any and all previous proxies or powers of attorney with respect to such Shareholder’s Shares and shall not hereafter, until this Agreement terminates pursuant to its terms or this Section 9 is amended to remove this provision in accordance with Subsection 11.5 hereof, grant, or purport to grant, any other proxy or power of attorney with respect to such Shares, deposit any of such Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the voting of any of such Shares, in each case, with respect to any of the matters set forth in this Agreement.

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9.2       Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.3       Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

10.       Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by Section 5 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 9, shall not affect the validity or enforcement of this Agreement.

11.       Miscellaneous.

11.1       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.2       Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Provention Bio, Inc.

110 Old Driftway Lane

Lebanon, NJ 08833

Attention: Mr. Ashleigh Palmer

Telephone: (908) 428-9136

Facsimile: (908) 428-9136

With a copy (for informational purposes only) to:

Lowenstein Sandler LLP,

1251 Avenue of the Americas

New York, NY 10020,

Telephone: (973) 597-6394

Facsimile: (973) 597-6395

email: mlerner@lowenstein.com.

Attention: Michael Lerner, Esq.

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And

If to any Shareholder, at the address for such Shareholder on the records of the Company, which may include the address and fax number set forth immediately below such Shareholder’s name on the counterpart signature pages hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service.

11.3       Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the consummation of the Company’s sale of its Common Stock or other securities in a firm commitment or best efforts underwritten public offering pursuant to a registration statement under the Securities Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), or (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Shareholders in accordance with the Certificate of Incorporation, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company.

11.4       Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

11.5       Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of a majority of the then outstanding Shares held by the Key Holders and (c) the holders of a majority of the then outstanding Shares held by the Investors. Any amendment or waiver so effected shall be binding upon all the Parties hereto and all Parties’ respective successors and permitted assigns, whether or not any such Party, successor or assign entered into or approved such amendment or waiver. Notwithstanding the foregoing:

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(i)       any provision hereof may be waived by the waiving Party on such Party’s behalf, without the written consent of any other Party;

(ii)       this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(iii)       Subsections 2.2(a)(i), 2.2(a)(iv), 2.2(d), 3.2 and 11.5(iii) of this Agreement shall not be amended or waived without the written consent of JJDC;

(iv)        Subsections 2.2(a)(ii), 2.2(a)(iv), 3.2 and 11.5(iv) of this Agreement shall not be amended or waived without the written consent of the Founders; and

(v)       Subsections 2.2(a)(iii), 2.2(a)(iv), 3.2 and 11.5(v) of this Agreement shall not be amended or waived without the written consent of MDB

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any Party that did not consent in writing thereto.

11.6       Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

11.7       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11.8       Binding Effect on Transferees, Heirs, Successors and Assigns. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective transferees, heirs, successors and assigns; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered to the Company in advance an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”). The Company shall not record any transfer of Shares on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 11.8. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages hereto and shall be deemed to be an Investor and Shareholder, or Key Holder and Shareholder, as applicable. By its execution hereof or of any Adoption Agreement, each of the Shareholders appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective transferees, heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.9       Additional Parties.

(a)       Notwithstanding Subsection 11.5, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have (i) purchased Preferred Stock pursuant to the subsequent closing provisions of Subsection 1.3 of the Purchase Agreement and (ii) executed and delivered either (A) an Adoption Agreement substantially in the form attached hereto as Exhibit A or (B) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Shareholder hereunder. In either event, each such Person thereafter shall be deemed an Investor and Shareholder for all purposes under this Agreement.

(b)        In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Subsection 11.9(a) above), following which such Person would hold Shares representing one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of all then outstanding options, warrants or convertible securities (whether or not then exercisable or convertible) as outstanding), then (i) the Company shall cause such Person, as a condition precedent to the issuance of such capital stock, to become a party to this Agreement by executing an Adoption Agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Shareholder hereunder and thereafter such Person shall be deemed a Key Holder and Shareholder for all purposes under this Agreement and (ii) notwithstanding Subsection 10.5, no consent shall be necessary to add such Person as a signatory to this Agreement.

11.10       Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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11.11       Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

11.12       Counterparts; Facsimile. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or other electronic transmission (such as but not limited to an email attachment in PDF format) of a copy of this Agreement bearing the signature of the party so delivering this Agreement. This Agreement may also be executed by electronic or facsimile signature.

11.13       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party shall be cumulative and not alternative.

11.14       Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

11.15       Aggregation. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PROVENTION BIO, INC.

By:
Name:	Ashleigh Palmer
Title:	President & Chief Executive Officer

[Signature Page to Voting Agreement for Provention Bio, Inc.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

[Name]:

By:
Name:
Title:

Address:

[Signature Page to Voting Agreement for Provention Bio, Inc.]

SCHEDULE A

SCHEDULE OF INVESTORS

Johnson & Johnson Innovation - JJDC, Inc.

SCHEDULE B

SCHEDULE OF KEY HOLDERS

MDB Capital Group, LLC

Ashleigh Palmer

Francisco Leon

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of ______ __, 201_ (the “Agreement”) by and among the Provention Bio, Inc. (the “Company”) and certain of its shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.       Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to acquire such Stock, for one of the following reasons (Check the appropriate box):

[ ]	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Shareholder” for all purposes of the Agreement.

[ ]	as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Shareholder” for all purposes of the Agreement.

[ ]	as a new Investor in accordance with Subsection 11.9(a) of the Agreement, in which case Holder will be an “Investor” and a “Shareholder” for all purposes of the Agreement.

[ ]	in accordance with Subsection 11.9(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Key Holder” and a “Shareholder” for all purposes of the Agreement.

2.       Agreement. Holder (a) agrees that the Stock acquired by Holder shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Holder were originally a Party thereto.

3.       Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

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EXECUTED AND DATED this ______ day of _________________, 20___.

HOLDER:

By:
Name:
Title:

Address:

Fax:

Accepted and Agreed:

COMPANY

By:
Name:
Title:

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EXHIBIT B

RULE 506(D) BAD ACTOR REPRESENTATIONS

No Shareholder:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

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(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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